UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2010

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2010, the Board of Directors (the “Board”) of The LGL Group, Inc. (the “Company”) elected Paul D. Kaminski and Robert S. Zuccaro to serve as members of the Company’s Board of Directors (the “Board”) effective immediately.  Three long-standing incumbent members of the Board, Anthony Pustorino, Jeremiah Healy and Javier Romero, have informed the Board that they will not stand for re-election at the Company’s upcoming 2010 annual meeting of stockholders (“2010 Annual Meeting”).  The Company thanks the departing directors for their individual contributions to the Company’s success.

Mr. Kaminski is a certified public accountant and currently serves as a Managing Director and the Chief Financial Officer of Bruckmann, Rosser, Sherrill & Co. Management L.P., a private equity fund based in New York.  It is expected that, if he is elected a Director at the 2010 Annual Meeting, Mr. Kaminski will succeed Anthony Pustorino as Chairman of the Audit Committee.

Mr. Zuccaro is currently the Managing Director and the Chief Financial Officer of Commonwealth Management Partners LLLP (“Commonwealth”), a privately held investment management company.  Previously, Mr. Zuccaro was Executive Vice President and Chief Accounting Officer with National Financial Partners Corp. (NYSE: NFP) and Chief Financial Officer of Gabelli Asset Management Inc. (NYSE: GBL).  Mr. Zuccaro is also a director of Teton Advisors, Inc. and ICTC Group, Inc.  Mr. Zuccaro is a certified public accountant.

Mr. Zuccaro was elected to the Board pursuant to an understanding with Commonwealth that Mr. Zuccaro would provide advisory services to the Company in addition to his service as a member of the Board.  It is expected that Mr. Zuccaro will provide these advisory services pursuant to an advisory agreement between the Company and Commonwealth, which agreement is currently under negotiation and is subject to the approval of the Audit Committee.  Mr. Zuccaro is the Managing Director and Chief Financial Officer of Commonwealth and is an officer of each of Commonwealth’s subsidiaries.  Marc Gabelli, the Chairman of the Board and beneficial owner of approximately 16.1% of the Company’s outstanding common stock, is the sole member and partner of Commonwealth.  Mr. Zuccaro also is an officer of a number of other private companies controlled by Mr. Gabelli.

Item 8.01.	Other Events.

On October 7, 2010, the Company issued a press release announcing that the 2010 Annual Meeting will be held on Wednesday, December 15, 2010, at 9:00 a.m., local time, at The Union League Club at 38 East 37th Street, New York, NY 10016, and that the record date for stockholders to receive notice of, and to vote at, the 2010 Annual Meeting will be October 18, 2010.  The press release also announced that Messrs. Kaminski and Zuccaro had been elected to the Board and that Messrs. Pustorino, Healy and Romero would not stand for re-election at the 2010 Annual Meeting.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.                                           Description

99.1                                           Press release dated October 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 13, 2010	THE LGL GROUP, INC.

	By:	/s/ R. LaDuane Clifton
		Name:	R. LaDuane Clifton
		Title:	Chief Accounting Officer

EXHIBIT INDEX
Exhibit No.                                           Description

99.1                                           Press release dated October 7, 2010.